1

                                    AGREEMENT

     AGREEMENT,  dated as of February 1, 2001, by and between  Phoenix Home Life
Mutual Insurance Company, a New York life insurance company having its executive offices at One American Row,  Hartford,  Connecticut 06115 (the "Company"),  and
Simon Y. Tan (the "Executive") residing in West Hartford, Connecticut.

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS,  the  Company's  board of directors  recognizes  that the business strategies  and  plans  of the  Company  or,  in  the  event  of  the  Company's demutualization,  of its sole shareholder (the "Holding Company" and the Holding
Company  and  the  Company  together,   collectively  with  their  subsidiaries,
"Phoenix")  may  require  management  of the Company to pursue a merger or other business combination of the Company or the Holding Company with another company, which business combination could result in a change in control of the Company, a consequence of which could be adjustments in the Company's management, including career  changes  for  executives  of the  Company,  the  prospect  of  which  is unsettling  to the  Company's  management,  including  the  Executive  and other executives of the Company; and

     WHEREAS,  the Company's  board of directors  desires to assure a continuing dedication by the Executive to his/her duties to the Company notwithstanding the
Company's  and the Holding  Company's  strategies  and  prospects  respecting  a business  combination  and, in particular,  believes it  imperative,  should the
Company or the  Holding  Company  pursue a proposal  with  respect to a business combination, for the Executive, without being influenced by the uncertainties of his/her own  situation,  to assess and advise the  Company's  board of directors whether such proposal (or any alternative)  would be in the best interest of the
Company  and its  policyholders  and to assist the  Company in taking such other actions regarding such proposal as might be appropriate; and

     WHEREAS,  for this reason the Company's  board of directors has  determined that it is in the best  interests of the Company and its  policyholders  for the
Company to provide for payment to the Executive of appropriate compensation,  in addition to that which the Company has otherwise provided for the Executive,  in the event the Executive's employment with the Company should terminate under the circumstances described in this Agreement;

     NOW, THEREFORE,  in consideration of the foregoing,  and for other good and valuable  consideration,  the receipt and sufficiency of which each party hereby acknowledges, the Company and the Executive hereby agree as follows:

SECTION 1. EFFECTIVE  DATE AND TERM OF AGREEMENT.
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     (a)  This Agreement is effective and binding on both parties as of the date hereof and, subject to Section 2(b) hereof and to Section 2(c) hereof, shall continue to apply in accordance  with its terms to a termination of  Executive's  employment  with the Company  occurring  on or before
          December 31, 2002; provided, however, that, as of January 1, 2001, and each January 1  thereafter,  this  Agreement  shall  automatically  be extended to apply in  accordance  with its terms to a  termination  of
          Executive's employment with the Company occurring on or before one (1)
          additional year has elapsed unless, not later than September 30 of the preceding  year,  the Company shall have given notice that it does not wish  so to  extend  this  Agreement;  and  provided,  further,  that, notwithstanding  any such  notice by the Company not to so extend this
          Agreement,  if a Change in Control (as hereinafter defined) shall have occurred, during the original or extended period, this Agreement shall continue to apply in accordance  with its terms to a  termination  of`
          Executive's  employment  with the Company  occurring  on or before the expiration  of three (3) years after the  occurrence of such Change in
          Control.  Notwithstanding the present  effectiveness of this Agreement and except to the extent expressly otherwise provided in Sections 1(d)
          and 2(b) of this Agreement, the provisions of Sections 3 and 4 of this
          Agreement shall become operative only when, as and if there has been a
          Change in Control.

     (b)  For purposes of this Agreement,  a change in control of the Company (a
          "Change in Control")  shall be deemed to have  occurred upon the first occurrence after the date hereof of any of the following events:
     (i)  the  occurrence  of such a change  in  control  of the  direction  and administration of the Company's or the Holding  Company's  business as would be  required to be reported in response to Item 6(e) of Schedule
          14A of Regulation 14A promulgated under the Securities Exchange Act of
          1934, as amended (the "Exchange Act"), as in effect on the date hereof and any successor provision of the regulations under the Exchange Act, if the Company or the  Holding  Company  were  required at the time of such  occurrence to report under such  provisions  (whether or not the
          Company is subject to the  reporting  provisions  of Section 12 of the
          Exchange Act and to such reporting requirement); or

     (ii) if the individuals who, at the beginning of the period  commencing two
          (2) years earlier,  constituted the Company's or the Holding Company's board of  directors  cease  for any  reason to  constitute  at least a majority of the such company's  board of directors  provided  however, that any person who is a  "Continuing  Director"  (as  defined  below)
          shall be deemed for this purpose to have been a member of the board on the first day of such two-year period; or

     (iii)the  Company's  or the  Holding  Company's  board of  directors  shall approve  a sale  of  all or  substantially  all of the  assets  of the
          Company  or the  Holding  Company,  as  the  case  may  be,  and  such transaction shall have been consummated; or

     (iv) if at the time the Company is a stock  corporation  and,  prior to the fifth  anniversary of the effective date of its  demutulization,  five percent (5%) or, if after such fifth  anniversary,  ten percent  (10%)
          (or, in either  case,  such higher  percentage  (not to exceed  twenty percent (20%)) at which approval by the New York Insurance  Department is  required to effect such an  acquisition)  or more of the  combined voting power of  securities  of the Company or of the Holding  Company are  acquired by an  individual,  entity,  any  employee  benefit plan sponsored  or  maintained  by the  Company or a  Subsidiary,  or group acting in concert, in each case, other than the Holding Company or any of its subsidiaries; or

     (v)  at any date after the date hereof,  the Company or the Holding Company is voluntarily or  involuntarily  dissolved or liquidated or otherwise ceases business operations; or

     (vi) the  Company's  or the  Holding  Company's  board of  directors  shall approve any merger,  consolidation  or like  business  combination  or reorganization of the Company or the Holding Company,  as the case may be, such transaction shall have been consummated and a majority of the individuals  who  constituted  directors of the Company or the Holding
          Company on the day the board of directors  approved  such  transaction cease for any  reason,  at any time  within  two (2)  years  after the consummation  of such  transaction,  to  constitute a majority of such board of  directors  or of the  board of  directors  of any  successor company  resulting from such merger,  consolidation,  or like business combination or reorganization;  provided, however, that any person who is a "Continuing Director" (as defined below) shall be deemed for this purpose  to have  been a member  of the board on the first day of such two-year period.

     For purposes of this Agreement,  "Continuing  Directors" shall mean (i) the directors  of the  Company  in office on the date  hereof or, in the case of the
Holding Company, its directors  immediately preceding any demutualization of the
Company and (ii) any successor to any such director, or any additional director, who (A) after the date  hereof was  nominated  or  selected by a majority of the
Continuing  Directors in office at the time of his/her  nomination  or selection
(other than any such  nomination  or selection of an individual as a director of the Company,  the Holding Company or any successor to the Company or the Holding
Company who was so nominated or selected in connection  with the settlement of a threatened  or actual  proxy  contest  involving  or, a proposed or  consummated merger,  consolidation or like business  combination or  reorganization  of, the
Company  or the  Holding  Company or (B) who has been  accepted  in writing as a
Continuing Director for purposes of this Agreement by Executive.

     (c)  It  is  hereby  provided,   however,   that  in  no  event  shall  the
          reorganization  of the Company from a mutual to a stock  company,  the acquisition of its shares by the Holding Company or the initial public offering of the shares of the Holding Company be treated, individually or  collectively,  as a  "Change  in  Control"  for  purposes  of this
          Agreement and in no event shall any benefits be payable hereunder as a result of any such events.

     (d)  The Company  shall be  obligated  to make the payments and provide the benefits  described in Section 4 hereof following,  and the provisions of Section 3 hereof  shall apply to, a Change in Control  only if such
          Change in Control shall have occurred within the period of Executive's employment with the Company.  Except as provided in the next following sentence,  if the Executive ceases  employment prior to the occurrence of a Change in Control,  the  Company's  and  Executive's  obligations shall terminate  automatically  upon such  termination  and, except as provided  in  Section  5(a)  hereof,  neither  party  shall  have  any obligation  to the other  hereunder.  If the  Company  terminates  the
          Executive's  employment  during the period  established  under Section
          2(b) of this  Agreement  other than for Cause,  the  Executive  shall, solely for purposes of determining his/her right to severance benefits under  this  Agreement,  be deemed to have  remained  employed  by the
          Company until the day following the Change in Control and to have then been terminated by the company without Cause.

SECTION 2.  EMPLOYMENT OF EXECUTIVE.
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     (a)  Except as provided in Section  2(b) below,  nothing in this  Agreement shall  affect any right  which the  Executive  may  otherwise  have to terminate his/her  employment from the Company,  nor shall anything in this  Agreement  affect  any  right  which  the  Company  may  have to terminate the Executive's employment at any time in any lawful manner, subject to the Company's  obligations  at law and to make the payments and provide the  benefits  to the  Executive  pursuant to Section 4 of this  Agreement.  It is agreed  and  understood  that  this  Agreement supercedes any prior  severance  agreement  which related to change of control or other  business  events as  determined  by the Company and, which provided benefits  substantially similar to those provided under this  Agreement.  Any such prior  agreement  entered  into between the
          Company or a  subsidiary  of the  Company and the  Executive  shall be deemed to be  terminated  and shall be of no force or effect  upon the execution of this Agreement.

     (b)  In the event any person or organization  commences any steps necessary in  accordance  with law to  effect a Change  in  Control  (including, without  limitation,  the  solicitation of proxies with respect to the election of  directors in  opposition  to the nominees of the board of directors of the Company or the Holding  Company or, if the Company is
          converted to a stock company, the commencement of a tender or exchange offer for the percentage of the Company's or Holding  Company's voting securities as described in Section  1(b)(iv)  hereof,),  the Executive agrees  that,  in order  to  receive  the  benefits  provided  by this
          Agreement, he/she will not voluntarily leave the employ of the Company and will  continue  to perform  his/her  regular  duties and to render his/her  services on a full-time  basis to the Company and the Company agrees to continue to employ the  Executive  in each case,  until such person or  organization  has  abandoned or  terminated  its efforts to effect a Change in Control (as  determined  by the Board of Directors)
          or until a Change in Control has occurred.

     (c)  Should the Executive  voluntarily  terminate his/her employment before any effort to effect a Change in Control has  commenced,  or after any such  effort has been  abandoned  or  terminated  without  effecting a
          Change in Control  and at a time when no other such  effort is then in process,  this Agreement shall at such time lapse and be of no further force or effect.

SECTION 3.TERMINATION FOLLOWING CHANGE IN CONTROL.
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     (a)  If a Change  in  Control  of the  Company  shall  have  occurred,  the
          Executive  shall be  entitled  to the  benefits  provided in Section 4 hereof upon any subsequent  termination of his/her  employment  within three (3)  years  following  such  Change in  Control,  unless  (i) in connection with such termination,  the Executive becomes employed with a  former  division  of  the  Company  or  the  Holding  Company  or a subsidiary  of  either  as a  result  of a sale  or  spin-off  of such division  or  subsidiary,  on  substantially  equivalent  terms as, or better terms than, those in effect  immediately prior to the Change in
          Control,  or (ii) such termination is (A) due to the Executive's death or Retirement (as  hereinafter  defined) or (B) by reason of discharge by the Company by reason of the Executive's Disability (as hereinafter defined)  or  for  Cause  (as  hereinafter  defined),  (C)  or by  the
          Executive other than for Good Reason as herein after defined.

     (b)  If following a Change in Control, the Executive's  employment shall be terminated by the Company for Cause or by the Executive for other than
          Good Reason,  the Company shall pay to the Executive his/her full Base
          Salary (as  hereinafter  defined)  through the Date of Termination (as defined  in  Section  3(e)  hereof)  at the rate in effect at the time
          Notice of Termination (as defined in Section 3(d) hereof) is given and any amounts and  benefits to be paid to the  Executive  in  accordance with the terms of his/her employment (notwithstanding that a Change in
          Control shall have occurred),  including any vested benefits under any
          Phoenix  employee  benefit  and the  Company  shall  have  no  further obligations to the Executive under this Agreement.

     (c)  For purposes of this Agreement:

     (i)  "Disability"  shall  mean such  physical  or mental  condition  of the
          Executive as shall have rendered the Executive unable (with reasonable accommodation  by the Company),  for a period of more than one hundred eighty (180) days, to perform the  essential  functions of his/her job and as leads the Company's board of directors, in its sole discretion, to determine  to remove the  Executive  from  his/her  position and to appoint his/her successor in order to provide, in the judgment of such
          board   for   the   proper   conduct   of  the   Company's   business.
          Notwithstanding  the foregoing,  no termination shall be treated as on account of Disability  unless the Executive is eligible at the time of such  termination to receive  benefits under the Company's  Short Term
          Disability  Plan or Long Term  Disability  Plan in accordance with the terms of those plans.

     If the  Executive  is  entitled to  benefits  under  either or both of such plans, he/she shall be entitled to receive the benefits provided thereunder, and shall be entitled to receive the  payments  and  benefits  provided by Section 4 hereof, provided that, in the event that at any time prior to the earlier of (A)
the first  anniversary of the Executive's  Date of Termination and (B) the third anniversary of the date on which the Change in Control occurred, Executive is no longer  eligible for benefits  provided  under either the  Company's  Short Term
Disability  Plan or Long Term Disability  Plan,  he/she shall be entitled to the benefits provided under Section 4 of this Agreement as though his/her employment were  terminated  by the Company  without  Cause on the date upon which  his/her eligibility  for such  benefits  ceases  unless  the  Company  shall  offer  him employment,  to commence  immediately,  at least the same or greater  duties and responsibilities  as he/she  received,  held or performed  immediately  prior to his/her termination for Disability. It is hereby provided that, if the Executive returns to work as provided  above,  the Executive shall be entitled to exercise the right to terminate  his/her  employment  as provided in Section  3(c)(iv)(F)
hereof within a thirty-day  period  following the first  anniversary  of his/her return to work.  It is further  provided  that,  if the  Executive  is no longer eligible for Disability  benefits as described above after the expiration of the time period  described  in "(A)" and "(B)"  above,  he/she  shall be entitled to fifty  (50%)  of the  payments  and one  half the  benefit  continuation  period provided  under  Section 4 hereof in the same  manner  and  subject  to the same conditions as otherwise described above upon cessation of Disability.

     (ii) "Retirement"  shall mean that the  Executive  shall have retired after reaching  the  normal  or  (at  the  Executive's  election)  an  early retirement  date  provided  in the  Company's  retirement  plans as in effect on the date of the Change in Control.  (iii) "Cause" shall mean any one of the following events:

     (A)  the  conviction  of the  Executive in a court of law of a felony or of any crime involving the misuse or  misappropriation  of money or other property of another; or

     (B)  the Executive's  failure or refusal to perform legal directives of the
          Company's board of directors or executive officers of the Company,  as applicable,  which directives are consistent with the scope and nature of the Executive's  employment duties and  responsibilities  and which failure or refusal is not remedied by the Executive within thirty (30)
          days after notice of such non-performance is given to Executive; or
     (C)  the  performance  by the  Executive of any act  inconsistent  with the
          Executive's duties hereunder that results in a material adverse effect on Phoenix; or

     (D)  any willful  misconduct or illegal conduct by the Executive that has a material adverse effect on Phoenix; or

     (E)  any  action  by the  Executive  which  materially  violates  Phoenix's conflict  of  interest  policy,  as in effect of the date  immediately prior to the Change in Control.

     Notwithstanding  the  foregoing   provisions  of  this  subparagraph,   the
Executive shall not be deemed to have been terminated for Cause for the purposes of this Agreement by reason of any  imperfection  in the  performance of his/her duties to the Company,  unless and until (i) there shall have been  delivered to the Executive a resolution duly adopted by the affirmative vote of not less than a majority of the entire  membership of the Company's  board of directors of the
Company (or that of its successor) at a meeting called and held for such purpose
(after  reasonable notice to the Executive and an opportunity for the Executive, together  with  his/her  counsel,  to be heard  before the board of  directors), finding in the good faith  opinion of the board of directors  that the Executive was guilty of conduct so constituting Cause and stating the particulars  thereof in detail;  and (ii) the Executive  shall have had a reasonable  period,  not to exceed  sixty  (60)  days to remedy  any  correctable  problem.  In the event of termination  of the  Executive's  employment for Cause,  the Executive  shall be entitled to such benefits, if any, under the Company's retirement, insurance and
other  benefit  plans  and  programs  as  may  be  provided  thereby,   in  such
circumstances,  as if the  Executive  and the Company had not entered  into this
Agreement.

     (iv) "Good Reason" shall mean:

     (A)  without the  Executive's  express  written  consent,  any reduction in his/her title or any material reduction in his/her position, duties or responsibilities from the title, position,  duties or responsibilities held or exercised by the Executive prior to the Change in Control; or

     (B)  a change  of more than  twenty-five  miles in the  location  where the
          Executive  regularly  provides his/her services to the Company without the Executive's consent; or

     (C)  a  reduction  by  the  Company  of the  Executive's  Base  Salary  (as
          hereinafter defined) or Target Incentive  Compensation (as hereinafter defined); or

     (D)(1) a material  reduction in the benefits  provided or the contributions made by the Company  under any  qualified  or  non-qualified  pension, retirement  or  defined  contribution  plans  in which  the  Executive participated  immediately  prior  to  the  Change  in  Control,  (2) a material  reduction  in the  health or long term  disability  benefits available to the Executive and his/her eligible  dependents from those benefits  in effect  immediately  prior to the  Change in Control or a material change in the conditions for the Executive to become eligible for the same  post-retirement  health  benefits  provided  to retirees immediately  prior  to  the  Change  in  Control  or,  (3) a  material reduction in the aggregate value of other welfare  benefits  available to the Executive immediately prior to the Change in Control;

     (E)  a  material   reduction  in  the  long-term   incentive   compensation
          opportunities made available to the Executive from those opportunities made  available,  on average,  during the three year period ended with the last day of the last  fiscal  year  ended  prior to the  Change of
          Control;

     (F)  any purported termination by the Company of the Executive's employment which is not effected  pursuant to a Notice of Termination  satisfying the  requirements  of Section 3(d)  hereof;  provided  however,  that, notwithstanding  anything else contained  herein to the contrary,  any termination  of  employment by the Executive for any reason within the thirty-day period following the first anniversary of the date on which a Change in Control  occurs shall,  for all purposes of the Agreement, be treated as a termination for Good Reason.

     (v)  "Base  Salary"  shall mean the  annual  salary  paid to the  Executive immediately prior to the Change in Control of the Company.

     (vi) "Target  Incentive  Compensation"  shall  mean  the  target  incentive award(s) that may be earned by  achievement  of specified  performance objectives, under the annual and long term incentive compensation plan or plans in which the Executive participated  immediately prior to the
          Change in Control of the Company.

     (d)  Any purported termination of the Executive's employment by the Company by  reason  of the  Executive's  Disability  or for  Cause,  or by the
          Executive for Good Reason,  shall be communicated by written Notice of
          Termination to the other party hereto in accordance  with Section 5(f)
          hereof.  For  purposes of this  Agreement,  a "Notice of  Termination"
          shall mean a notice given by the  Executive or by the Company,  as the case may be, which shall indicate the specific  basis for  termination and shall set forth in reasonable  detail the facts and  circumstances claimed  to  provide a basis  for the  determination  of the  payments required to be made under this Agreement;  provided, however, that the
          Executive shall not be entitled to give a Notice of Termination to the effect that he/she is terminating  his/her employment with the Company for Good Reason after the expiration of ninety (90) days following the last to occur of the events claimed by him to constitute Good Reason.

     (e)  For purposes of this Agreement,  "Date of Termination"  shall mean (i)
          if the  Executive's  employment is terminated for  Disability,  thirty
          (30) days after  Notice of  Termination  is given  (provided  that the
          Executive  shall not have  returned to the  full-time  performance  of his/her  duties  during  such  thirty-day  period)  and  (ii)  if  the
          Executive's  employment  is terminated  for Cause or Good Reason,  the date specified in the Notice of  Termination,  which shall be not more than thirty (30) days after such Notice of  Termination  is given.  If within twenty (20) days after any Notice of Termination is given,  the party who receives such Notice of Termination notifies the other party that a Dispute (as defined below) exists,  the parties agree to pursue promptly the  resolution  of such dispute with  reasonable  diligence.
          Pending the resolution of any such Dispute, the Company shall make the payments and provide the benefits  provided for in Section 4 hereof to the Executive.  In the event that it is finally determined,  either by mutual  written  agreement  of the parties,  by a binding  arbitration award or by a final judgment,  order or decree of a court of competent jurisdiction  (which  is not  appealable  or as to which  the time for appeal  therefrom  has  expired  and  from  which no  appeal  has been perfected),  that a challenged termination by the Company by reason of the  Executive's  Disability  or for  Cause was  justified,  or that a challenged  termination  by the  Executive  for  Good  Reason  was not justified, then all sums paid by the Company to the Executive from the
          Date of Termination specified in the Notice of Termination until final resolution  of the Dispute  pursuant to this  Section  3(f),  less any amount  otherwise  required  to be  paid  to  the  Executive  in  such circumstances under the terms of his/her  employment,  shall be repaid promptly by the Executive to the Company,  with interest from the time of payment to the Executive to the date of repayment to the Company at the "prime rate" from time to time  announced  by The Chase  Manhattan
          Bank,  N.A. to be in effect during such period for loans to commercial borrowers.  In  the  event  that  it  is  finally  determined  that  a challenged  termination  by the  Company by reason of the  Executive's
          Disability  or for  Cause  was not  justified,  or  that a  challenged termination by the Executive for Good Reason was  justified,  then the
          Executive  shall be entitled to retain all sums paid to the  Executive pending resolution of the Dispute.

     (f)  For purposes of this  Agreement,  "Dispute" shall mean (i) in the case of the Company's termination of Executive's employment as an executive of the Company for Disability or Cause, that the Executive  challenges the  existence  of  Disability  or  Cause  and (ii) in the case of the
          Executive's  termination  of his/her  employment  with the Company for
          Good Reason, that the Company challenges the existence of Good Reason.

SECTION 4.  PAYMENTS AND BENEFITS UPON TERMINATION.
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     (a)  If required  pursuant to Section 3(a) hereof,  the Company will pay to the Executive as compensation for services rendered:

     (i)  Severance Benefits:

     (A)  not later than the  fifteenth day after the Date of  Termination,  the
          Executive's  Base Salary through the Date of Termination,  any accrued and unpaid  vacation  time,  and any other  benefits  then  earned and payable to Executive  through the Date of  Termination  in  accordance with the terms of his/her employment; and
     (B)  a lump sum  severance  payment equal to two and one-half (2 1/2) times the sum of (1) and (2),  (1) the  Executive's  Base Salary and, (2) an
          amount  equal to the highest of the last three (3) years of  incentive compensation  under  the  Company's  Mutual  Incentive  Plan  (or  any successor  plan) or similar annual  incentive  plan  applicable to the
          Executive; and

     (C)  a lump sum  severance  payment  equal to a full payment of all current long term cash cycles under the company's  Long Term  Incentive  Plan.
          The payment will be calculated  based on a straight line projection of the results to date of all current cash cycles,  or the average payout of the last two completed long term cycles,  expressed as a percent of target, whichever is higher. Payment for each cycle will be calculated as if the Executive was a plan  participant  for the full term of each of the current long term cash cycles.

     (D)  except as provided  below,  a lump sum severance  payment equal to the excess of (1) the present value of the retirement benefits (whether or not  otherwise  vested) the  Executive  would have  accrued  under the
          Company's qualified and non-qualified defined benefit retirement plans in which the Executive was  participating  at the Date of  Termination
          (the "Applicable  Retirement  Plans") had he/she continued to work for the Company for two and one-half (2 1/2) additional years from his/her
          Date of  Termination  at the  same  rate of  compensation  that  would otherwise be taken into account for  purposes of  determining  his/her
          accrued   benefits  at  the  Date  of  Termination   and  received  as
          compensation  for such services the severance  benefits  payable under sub-clause  (B) of this  Section 4 and  achieved  the age that  he/she would have  achieved at the end of such two and  one-half (2 1/2) year period over (2) the present  value on the Date of  Termination  of all
          the  Executive's   vested  accrued   benefits  under  such  Applicable
          Retirement Plans.

     For this purpose,  all calculations of present value shall be made based on the actual assumptions used on the date immediately prior to the occurrence of a
Change  in  Control  under  whichever  of the  Applicable  Retirement  Plans the benefits would otherwise have been provided.

     It is hereby provided that if, as of the Executive's  Termination Date, the
Executive has satisfied the  requirements  for early  retirement  eligibility as provided under the Applicable Retirement Plans, then, at the Executive's option, in lieu of the lump sum benefit described above, the value of such benefit shall be payable in the form of a non-qualified monthly annuity determined as provided under the Applicable  Retirement  Plans and payable in the same benefit form and at the same time as other benefits under such Applicable Retirement Plans.

     (E) a lump sum severance  payment equal to the present value of the two and one-half (2 1/2) years of Company  matching  contributions  under the  Company's qualified  and  non-qualified  defined  contribution  savings plans based on the level of  matching  contribution  in  effect  for the  Executive  on the Date of
Termination.
     (ii) Continuation of Benefits.  Effective with the Date of Termination, the
          Executive  shall be entitled after the Date of  Termination  until the two and one-half year anniversary of the Date of Termination (the "End
          Date"),  to  continue  participation  in all of  the  Company's  group health,  group life employee  benefits and long term disability  plans
          (the "Group Benefit Plans"). To the extent any such benefits cannot be provided  under the terms of the applicable  plan,  policy or program, the Company shall  provide a comparable  benefit under another plan or from the Company's  general assets.  The Executive's  participation in the Group  Benefit  Plans  will be on the same  terms  and  conditions
          (including,  without limitation, any condition that the Executive make contributions  toward the cost of such  coverage on the same terms and conditions  generally  applicable to similarly situated employees and,
          including   coverage   eligibility  for  the  Executive's  spouse  and
          dependent   children)  that  would  have  applied  had  the  Executive continued to be employed by the Company through the End Date.

     (iii)Outplacement   Services.  The  Executive  shall  be  provided  at  the
          Company's expense with outplacement  services customary for executives at his/her  level  (including,  without  limitation,  office space and telephone  support  services)  provided by a qualified and experienced third  party  provider  mutually  selected  by  the  Company  and  the
          Executive.

     (iv) Deemed  Vesting  for  Certain  Benefits.  Effective  as of the Date of
          Termination, the Executive shall be deemed to have met all service and other  requirements  for full  vesting of  benefits  under all company stock option or other stock or equity  compensation plans in which the
          Executive  participates  to the  extent  that  the  Executive  had not already  vested in such  benefits as of the Date of  Termination.  The value of any benefits as reasonably  determined by the Company and not otherwise payable under such above-referenced  plans, shall be payable hereunder  as a lump sum at the same  time and in the same  manner  as amounts specified in Section 4(a)(i) above.

     (b)  Certain Further Payments by the Company.

     (i)  In the event that any amount or benefit paid or distributed  to, or on behalf of the Executive  pursuant to this  Agreement,  taken  together with any amounts or benefits  otherwise  paid or  distributed to or on behalf of the  Executive  by the  Company  or any  affiliated  company
          (collectively,  the "Covered Payments"),  are or become subject to the tax (the  "Excise  Tax")  imposed  under  Section 4999 of the Internal
          Revenue Code of 1986, as amended (the "Code"), or any similar tax that may  hereafter be imposed,  the Company  shall pay to the Executive at the time specified in Section 4(b)(iv) below an additional amount (the
          "Tax Reimbursement  Payment") such that the net amount retained by the
          Executive with respect to such Covered  Payments,  after  deduction of any Excise Tax on the  Covered  Payments  and any  Federal,  state and local income or employment tax and Excise Tax on the Tax Reimbursement
          Payment  provided for by this Section 4(b),  but before  deduction for any Federal,  state or local income or employment  tax  withholding on such  Covered  Payments,  shall be equal to the amount of the  Covered
          Payments.

     (ii) For purposes of determining  whether any of the Covered  Payments will be subject to the Excise Tax and the amount of such Excise Tax:

     (A)  such Covered  Payments will be treated as "parachute  payments" within the meaning of Section 280G of the Code, and all "parachute  payments"
          in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax,  unless,  and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the Change in Control  Date or tax  counsel  selected  by such  Accountants  (the
          "Accountants"),  the Company has a reasonable  basis to conclude  that such Covered  Payments (in whole or in part) either do not  constitute
          "parachute payments" or represent reasonable compensation for personal
          services   actually   rendered   (within   the   meaning   of  Section
          280G(b)(4)(B)  of the Code) in excess  of the "base  amount,"  or such
          "parachute payments" are otherwise not subject to such Excise Tax, and

     (B)  the value of any non-cash  benefits or any deferred payment or benefit shall  be  determined  by  the  Accountants  in  accordance  with  the principles of Section 280G of the Code.

     (iii)For  purposes  of  determining  the  amount  of the Tax  Reimbursement
          Payment, the Executive shall be deemed to pay:

     (A)  Federal  income  taxes  at the  highest  applicable  marginal  rate of
          Federal  income  taxation  for  the  calendar  year in  which  the Tax
          Reimbursement Payment is to be made, and

     (B)  any applicable state and local income taxes at the highest  applicable marginal  rate of  taxation  for the  calendar  year in which  the Tax
          Reimbursement  Payment is to be made, net of the maximum  reduction in
          Federal  Income  taxes which could be obtained  from the  deduction of such state or local taxes if paid in such year.

     (iv) In the event  that the Excise Tax is  subsequently  determined  by the
          Accountants  or pursuant to any  proceeding or  negotiations  with the
          Internal Revenue Service to be less than the amount taken into account hereunder in  calculating  the Tax  Reimbursement  Payment  made,  the
          Executive  shall repay to the Company,  at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement  Payment that would not have been paid if such Excise Tax had been  applied in  initially  calculating  such Tax
          Reimbursement  Payment,  plus interest on the amount of such repayment
          at  the  rate   provided  in  Section   1274(b)(2)(B)   of  the  Code.
          Notwithstanding  the  foregoing,  in the event any  portion of the Tax
          Reimbursement  Payment to be  refunded to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required  until  actual  refund or credit of such  portion has been made to the Executive,  and interest  payable to the Company shall not exceed  interest  received or credited  to the  Executive  by such tax authority for the period it held such  portion.  The Executive and the
          Company shall  mutually  agree upon the course of action to be pursued
          (and the method of allocating the expenses thereof) if the Executive's good faith claim for refund or credit is denied.

     In   the event that the Excise Tax is later  determined by the  Accountants or  pursuant  to any  proceeding  or  negotiations  with the  Internal
          Revenue  Service to exceed the amount taken into account  hereunder at the time the Tax  Reimbursement  Payment is made  (including,  but not limited to, by reason of any payment the  existence or amount of which cannot be  determined at the time of the Tax  Reimbursement  Payment), the Company  shall make an  additional  Tax  Reimbursement  Payment in respect of such  excess  (plus any  interest or penalty  payable  with respect to such  excess) at the time that the amount of such excess is finally determined.

     (v)  The Tax  Reimbursement  Payment (or portion  thereof)  provided for in
          Section  4(b)(i)  above shall be paid to the  Executive not later than ten (10) business days following the payment of the Covered  Payments;
          provided,  however,  that  if the  amount  of such  Tax  Reimbursement
          Payment (or portion thereof) cannot be finally determined on or before the  date on  which  payment  is due,  the  Company  shall  pay to the
          Executive  by such  date an  amount  estimated  in good  faith  by the
          Accountants to be the minimum amount of such Tax Reimbursement Payment and  shall  pay  the  remainder  of  such  Tax  Reimbursement  Payment
          (together with interest at the rate provided in Section  1274(b)(2)(B)
          of the Code) as soon as the amount thereof can be  determined,  but in no event  later than 45  calendar  days after  payment of the  related
          Covered  Payment.  In the event that the amount of the  estimated  Tax
          Reimbursement  Payment exceeds the amount  subsequently  determined to have been due,  such excess shall  constitute a loan by the Company to the Executive,  payable of the fifth business day after written demand by the  Company  for  payment  (together  with  interest  at the  rate provided in Section 1274(b)(2)(B) of the Code).

SECTION 5. GENERAL
------------------

     (a)  The Executive, after termination of his/her employment by the Company, shall retain in confidence any confidential or proprietary information known  to him  concerning  Phoenix  and its  business  so long as such
          information  is  not  publicly   disclosed  and  shall  not  use  such
          information  in any way injurious to Phoenix except for any disclosure to which an authorized officer of the Holding Company has consented or any disclosure or use required by any order of any  governmental  body or court (including legal process). If requested,  the Executive shall
          return  to  Phoenix  any  memoranda,   documents  or  other  materials
          possessed by the Executive and containing  confidential or proprietary information of Phoenix.  Further,  the Executive agrees not to induce, encourage or solicit  either  directly or  indirectly,  any  employee,
          officer,  agent,  broker,  registered   representative,   manager,  to
          terminate his/her  relationship with the Company,  its subsidiaries or affiliates for a period of eighteen (18) months.

     (b)  If  litigation  shall be brought to enforce or interpret any provision contained  herein or any third party  shall  commence  any  litigation challenging  the validity or  enforceability  of this  Agreement,  the
          Company shall pay the Executive for attorneys' fees and  disbursements
          reasonably   incurred  by  the  Executive  in  connection   with  such
          litigation  promptly upon  presentation  thereof and the Company shall pay prejudgment interest to Executive, if any, calculated at the prime rate (as  provided by section  3(e) hereof) from the date that payment should have been made under this Agreement to the date of payment.

     (c)  The  Company's  obligation  to make the  payments  and to provide  the
          benefits  to  the   Executive   required   hereby  are   absolute  and
          unconditional  and  shall  not  be  affected  by  any  setoff,  claim, counterclaim,  recoupment  or other  right  which the Company may have against the  Executive  or anyone  else.  All  amounts  payable by the
          Company  hereunder  shall be payable  without  notice or  demand.  The
          Executive  shall not be  required  to seek or take any  employment  or undertake  any other  business  activities  in order to  mitigate  the payments  and  benefits  required  to be  provided  to  the  Executive pursuant to this  Agreement  and the payments and benefits so required to be provided to the Executive shall not be mitigated by any earnings of the  Executive  resulting  from any  employment  or other  business activities  the  Executive  may  undertake  after the  termination  of his/her employment with the Company.

     (d)  The Company shall require any successor  (whether  direct or indirect,
          by  purchase,   merger,   consolidation   or   otherwise)  to  all  or
          substantially  all of the business and/or assets of the Company or the
          Holding Company, by written agreement to assume expressly and agree to perform this  Agreement in the same manner and to the same extent that the Company would be required to perform it if no such  succession had taken place. As used in this Agreement,  the term "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid  which  executes and delivers the agreement required by this Section 5(c) or which otherwise  becomes bound by the terms and provisions of this Agreement by operation of law.

     (e)  This Agreement shall inure to the benefit of and be enforceable by the
          Executive's    personal   or   legal    representatives,    executors,
          administrators,   successors,   heirs,   distributees,   devisees  and
          legatees.  If the  Executive  should  die while any  amounts  or other benefits  would still be payable or made  available  to the  Executive hereunder  if he/she  had  continued  to live,  all such  amounts,  or benefits, unless otherwise provided herein, shall be paid or otherwise made  available in accordance  with the terms of this Agreement to the
          Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

     (f)  For  the   purposes   of  this   Agreement,   notices  and  all  other
          communications  provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or upon receipt if mailed by United States  registered  mail,  return  receipt requested,  postage prepaid, or by a nationally  recognized  overnight courier service  (appropriately  marked for overnight delivery).  Such notices and communications are to be addressed as follows:

                  If to the Executive:      Simon Y. Tan
                                            138 Balfour Drive
                                            West Hartford, CT 06107

                  If to the Company:        Phoenix Home Life Mutual Insurance Company
                                            1 American Row
                                            Hartford, CT  06102-5056
                  Attention:                General Counsel

     or   to such other address as either party may have  furnished to the other in writing in  accordance  herewith,  except  that notice of change of address shall be effective only upon receipt.

     (g)  This  Agreement  constitutes  the entire  agreement and  understanding between the Executive and the Company  concerning  termination  of the
          Executive's  employment  with the  Company  subsequent  to a Change in
          Control;  the  parties  hereby   acknowledging,   however,  that  this
          Agreement  provides for certain payments and benefits to the Executive to be determined by the Company's  employee benefit programs and plans and, to the extent so provided,  such  programs  and plans  constitute part of the  agreement  and  understanding  between  Executive and the
          Company  concerning  termination  of Executive's  employment  with the
          Company   subsequent  to  a  Change  in  Control.   No  assurances  or
          representations,  oral or otherwise,  express or implied, with respect to the subject  matter hereof have been made by either party which are not set forth expressly in this Agreement.

     (h)  No provisions of this Agreement may be modified,  waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and an authorized  officer of the Company.  No waiver by either  party  hereto at any time of any breach by the other party hereto of, or  compliance  with,  any  condition or provision of this  Agreement  to be performed by such other party shall be deemed a waiver of any similar or  dissimilar  provisions  or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction  and  performance of this Agreement  shall be governed by the laws of the  State of  Connecticut  without  giving  effect to the provisions,  principles,  or  policies  thereof  relating to choice or conflict of laws.

     (i)  The invalidity or unenforceability of any provisions of this Agreement in any circumstance shall not affect the validity or enforceability of
          such  provision  in  any  other   circumstance   or  the  validity  or
          enforceability of any other provision of this Agreement, and except to the extent such provision is invalid or unenforceable,  this Agreement shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction  shall, as to
          such  jurisdiction,   be  ineffective  only  to  the  extent  of  such
          prohibition or unenforceability  without invalidating or affecting the remaining  provisions  hereof  in  such  jurisdiction,  and  any  such
          prohibition  or   unenforceability   in  any  jurisdiction  shall  not
          invalidate  or  render  unenforceable  such  provision  in  any  other jurisdiction.

     (j)  Any dispute or  controversy  arising under or in connection  with this
          Agreement shall be settled by arbitration in accordance with the rules of the American  Arbitration  Association  then in effect and any such arbitration award shall be final and binding on the parties.  Judgment may be entered  on the  arbitrator's  award in any court of  competent jurisdiction.  In the event of any breach or threatened  breach of the provisions  of  Section  5(a)  hereof by the  Executive,  Phoenix,  in addition  to any other  rights  and  remedies  it may  have,  shall be
          entitled  to  seek  an   injunction   from  any  court  having  equity
          jurisdiction  without being  required to post a bond or other security and without having to prove the  inadequacy of the available  remedies at law,  it being  acknowledged  and  agreed  that any such  breach or threatened  breach by the Executive will cause  irreparable  injury to
          Phoenix and that money damages will not provide an adequate  remedy to
          Phoenix.

     (k)  This Agreement may be executed in more than one  counterpart,  each of which shall be deemed an  original,  but all of which  together  shall constitute one and the same instrument and agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

     Phoenix Home Life Mutual                       [Print Name Below Signature]
     Insurance Company

     By:                                            By:

     Its:                                           Name:

                                                    Title:

Agreement-PHL-2.5.doc